                                                                  Order 2002-8-1


[DEPARTMENT OF TRANSPORTATION LOGO]                       Served: August 7, 2002

                            UNITED STATES OF AMERICA
                          DEPARTMENT OF TRANSPORTATION
                            OFFICE OF THE SECRETARY
                                WASHINGTON, D.C.

                   Issued by the Department of Transportation
                         on the 2nd day of August, 2002

Essential Air Service at
      EPHRATA/MOSES LAKE, WASHINGTON                    DOCKET OST-1998-3344-7
under 49 U.S.C.41731 et seq.

                       ORDER SETTING FINAL SUBSIDY RATES

SUMMARY
By this order, the Department is setting final subsidy rates for Big Sky Aviation (Big Sky), to provide essential air service (EAS) at Ephrata/Moses Lake, Washington, at annual subsidy rates of $1,132,911 for the period October 1, 2001, through November 30, 2002, and $895,986 for the period December 1, 2002, through July 31, 2003.

BACKGROUND
By Order 2001-6-22, June 25, 2001, the Department selected Big Sky to provide essential air service at Ephrata/Moses Lake, through July 31, 2003, at an annual subsidy rate of $479,702, to provide three nonstop round trips each weekday and each weekend to Seattle, using 19-seat Metro III or Metro 23 aircraft.

The terrorist attacks of September 11 changed the aviation industry in many ways. In the case of carriers that provide subsidized EAS, they are paid on a pre-agreed, fixed fee-per-flight basis, with no built-in triggers. Since September 11, carriers' expenses are significantly higher and revenues are down, meaning that the carriers have incurred substantial losses to the point of jeopardizing service to small, rural communities across the country. As a result, the Department issued Order 2002-2-13, February 15, 2002, authorizing emergency subsidy to carriers, effective retroactive to October 1, 2001, through the end of the normal contract period.(1) That order granted immediate rate relief to carriers in order to get them much-needed cash as soon as possible, and also stated our intention of renegotiating all essential air service contracts, retroactive to October 1. In response to that order, Big Sky submitted a proposal for Ephrata/Moses Lake based on post-September 11 operating results.

After reviewing Big Sky's proposal, the carrier and staff have agreed on new final rates for the carrier to continue to provide Ephrata/Moses Lake with three nonstop round trips a day to Seattle with 19-seat Metro aircraft. As appears to be common in the industry, Big Sky suffered its worst

-------------------------
 (1) See Order 2002-2-13 for a full discussion.

losses shortly after the September 11 attacks, and we would expect traffic and revenues to be rebounding. Thus, we have agreed to a two-tiered rate for Big
Sky: the first from October 1, 2001, through November 30, 2002, at an annual rate of $1,132,911, and an annual rate of $895,986 from December 1, 2002, through July 31, 2003. The vast majority of the dramatic increase in subsidy is driven by the reduction in passenger revenue with some offsetting reductions in passenger-related expenses. Increased liability and hull insurance costs represent a considerable increase in expenses.

This order is issued under authority delegated in 49 CFR 1.56a(f).

ACCORDINGLY,
1. The Department sets final rates of compensation for Big Sky Aviation, Ltd., for the provision of essential air service at Ephrata/Moses Lake, Washington, as described in Appendix C, for the period from October 1, 2001, through July 31 2003, payable as follows: for each calendar month during which essential air service is provided, the amount of compensation shall be subject to the weekly ceiling set forth in Appendix C, and shall be determined by multiplying the subsidy-eligible arrivals and departures flown during the month by $623.85 for the period October 1, 2001, through November 30, 2002, and by $493.38 for the period December 1, 2002, through July 31, 2003;(2)

2. These rates are in lieu of, and not in addition to, those set by Orders 2001-6-22, or 2002-2-13;

3. We direct Big Sky Aviation, Ltd., to retain all books, records, and other source and summary documentation to support claims for payment and to preserve and maintain such documentation in a manner that readily permits the audit and examination thereof by representatives of the Department. Such documentation shall be retained for seven years or until the Department indicates that the records may be destroyed. Copies of flight logs for aircraft sold or disposed of must be retained. The carrier may forfeit its compensation for any claim that is not supported under the terms of this order; and

4. The Department will serve a copy of this order on the Mayors of Moses Lake and Ephrata and the airport manager of Moses Lake, the Governor of Washington, and Big Sky Aviation, Ltd.

By:


                                              READ C. VAN DE WATER
                                         Assistant Secretary for Aviation
                                            and International Affairs

(SEAL)

   An electronic version of this document is available on the World Wide Web at http://dms.dot.gov


------------------
(2) See Appendix B for the calculation of these rates, which assumes the use of the aircraft designated. If the carrier reports a significant number of aircraft substitutions, a revision of these rates may be required,

                                                                      Appendix A

                               MAP OF WASHINGTON

                                   [GRAPHIC]

                                                                      Appendix B
                                                                     Page 1 of 2

                                BIG SKY AIRLINES
                  POST 9/11 CALCULATION OF SUBSIDY REQUIREMENT
                        AT EPHRATA/MOSES LAKE, WASHINGTON
                   OCTOBER 1, 2001, THROUGH NOVEMBER 30, 2002


                                                                               Subsidy Per                       9/11 Adjusted
                                                                             Selection Order     Adjustment         Subsidy
                                                                                2001-6-22         for 9/11        Requirement
                                                                                ---------         --------        -----------
Route: MWH - SEA
Revenue block hours                                                                 1,589                               1,589
Nonrevenue block hours                                                                 60                                  60
TOTAL BLOCK HOURS                                                                   1,649                               1,649

Frequency: 18 round trips per week - Annual Departures                              1,816                               1,816

PASSENGER REVENUE                Distance   Fare   Passengers    RPM's
                                 --------   ----   ----------    -----
MWH-SEA                            141     $69.50    18,000    2,538,000       $1,251,000       ($561,000)(A)     $   690,000
Freight                                                                        $   25,020        ($25,020)(B)     $         0
TOTAL OPERATING REVENUE                                                        $1,276,020                         $   690,000
                                                   Unit cost
DIRECT OPERATING EXPENSE (METRO III OR 23)         ---------
Flying Operations                                   $124.50     per BH         $  205,301                         $   205,301
Aircraft Lease                                      $163.71     per BH         $  269,958                         $   269,958
Fuel & Oil                                          $131.56     per BH         $  216,942                         $   216,942
Maintenance                                         $159.66     per BH         $  263,279                         $   263,279
Maintenance Burden                                                             $   65,829                         $    65,829
Hull Insurance                                      $ 22.19     per BH         $   36,591        $ 44,507 (C)     $    81,098
Property Tax on Aircraft                                                       $   16,800                         $    16,800
                                                                               ----------                         -----------
TOTAL DIRECT OPERATING EXPENSE                                                 $1,074,700                         $ 1,119,207

INDIRECT OPERATING EXPENSE
Advertising                                                                    $    5,000                         $     5,000
Departure Related Costs                                                        $  260,400                         $   260,400
Traffic Related Costs                                                          $  193,500        ($23,000)(D)     $   170,500
Capacity Related Costs                                                         $  122,016        $ 42,482 (E)     $   164,498
                                                                               ----------                         -----------
TOTAL INDIRECT OPERATING EXPENSE                                               $  580,916                         $   600,398

TOTAL OPERATING EXPENSE                                                        $1,655,616                         $ 1,719,605
Operating Loss                                                                 $  379,596                         $ 1,029,605
Interest                                                                       $   17,325                         $    17,325
Profit element @ 5 percent of TOE                                              $   82,781                         $    85,980

COMPENSATION REQUIREMENT                                                       $  479,702                         $ 1,132,911

INTERIM RATE INCREASE 2/02                                                                        $375,300

ADDITIONAL COMPENSATION PER NEW RATE                                                              $277,908


Footnotes:
(A)-Annual passenger forecast adjusted to 11,500 annually at actual average fare of $60.00 based on post- September 11 results.
(B)-Freight programs terminated post 9/11 due to cost prohibitive impact of new security measures, and termination of cargo program by contract handling agent in SEA.
(C)-Increased Hull insurance coverage premium effective January 1, 2002.
(D)-New war risk coverage premium of $1.25 per passenger increased cost by $14,375 (11,500 X $1.25), offset by reduction in passengers (6,500) from original contract award at $5.75 direct expense per passenger ($37,375).
(E)-Increased Liability insurance coverage premium effective January 1, 2002.

                                                                      Appendix B
                                                                     Page 2 of 2
                                BIG SKY AIRLINES
                  POST 9/11 CALCULATION OF SUBSIDY REQUIREMENT
                       AT EPHRATA/MOSES LAKE, WASHINGTON
                    DECEMBER 1, 2002, THROUGH JULY 31, 2003



                                                                               Subsidy Per                       9/11 Adjusted
                                                                             Selection Order     Adjustment         Subsidy
                                                                                2001-6-22         for 9/11        Requirement
                                                                                ---------         --------        -----------
Route: MWH - SEA
Revenue block hours                                                                 1,589                               1,589
Nonrevenue block hours                                                                 60                                  60
TOTAL BLOCK HOURS                                                                   1,649                               1,649

Frequency: 18 round trips per week - Annual Departures                              1,816                               1,816

PASSENGER REVENUE                Distance   FARE   Passengers    RPM's
                                 --------   ----   ----------    -----
MWH-SEA                            141     $69.50    18,000    2,538,000       $1,251,000       ($291,000)(A)     $   960,000
Freight                                                                        $   25,020        ($25,020)(B)     $         0
TOTAL OPERATING REVENUE                            Unit cost                   $1,276,020                         $   960,000
DIRECT OPERATING EXPENSE (METRO III OR 23)         ---------
Flying Operations                                   $124.50     per BH         $  205,301                         $   205,301
Aircraft Lease                                      $163.71     per BH         $  269,958                         $   269,958
Fuel & Oil                                          $131.56     per BH         $  216,942                         $   216,942
Maintenance                                         $159.66     per BH         $  263,279                         $   263,279
Maintenance Burden                                                             $   65,829                         $    65,829
Hull Insurance                                      $ 22.19     per BH         $   36,591        $ 44,507 (C)     $    81,098
Property Tax on Aircraft                                                       $   16,800                         $    16,800
                                                                               ----------                         -----------
TOTAL DIRECT OPERATING EXPENSE                                                 $1,074,700                         $ 1,119,207

INDIRECT OPERATING EXPENSE
Advertising                                                                    $    5,000                         $     5,000
Departure Related Costs                                                        $  260,400                         $   260,400
Traffic Related Costs                                                          $  193,500         ($8,500)(D)     $   202,000
Capacity Related Costs                                                         $  122,016        $ 42,482 (E)     $   164,498
                                                                               ----------                         -----------
TOTAL INDIRECT OPERATING EXPENSE                                               $  580,916                         $   631,898

TOTAL OPERATING EXPENSE                                                        $1,655,616                         $ 1,751,105
Operating Loss                                                                 $  379,596                         $   791,105
Interest                                                                       $   17,325                         $    17,325
Profit element @ 5 percent of TOE                                              $   82,781                         $    87,555

COMPENSATION REQUIREMENT                                                       $  479,702                         $   895,986

INTERIM RATE INCREASE 2/02                                                                        $375,300

ADDITIONAL COMPENSATION PER NEW RATE                                                              $ 40,983


Footnotes:
(A)-Annual passenger forecast adjusted to 16,000 annually at actual average fare of $60.00 based on post September 11 results.
(B)-Freight programs terminated post 9/11 due to cost prohibitive impact of new security measures, and termination of cargo program by contract handling agent in SEA.
(C)-Increased Hull insurance coverage premium effective January 1, 2002.
(D)-New war risk coverage premium of $1.25 per passenger increased cost by $20,000 (16,000 X $1.25), offset by reduction in passengers (2,000) from original contract award at $5.75 direct expense per passenger ($11,500).
(E)-Increased Liability insurance coverage premium effective January 1, 2002.

                                                                      Appendix C
                                                                     Page 1 of 3

                                BIG SKY AIRLINES
                    ESSENTIAL AIR SERVICE TO BE PROVIDED AT
                         EPHRATA/MOSES LAKE, WASHINGTON



Effective Period:         October 1, 2001, through November 30, 2002

Service:                  Eighteen nonstop round trips each week to Seattle

Aircraft:                 Fairchild Metro III or Metro 23 aircraft (19
                          passenger seats)

Timing of Flights:        Flights must be well timed and well spaced to ensure
                          full compensation.

Subsidy Rate:             Per year - $1,132,911
                          Per arrival from or departure to Seattle - $623.85(1)
Weekly
Compensation Ceiling:     $22,458.60(2)


--------------------
(1) Annual compensation of $1,132,911, divided by the number of arrivals and departures estimated to be performed annually (1,816), calculated by multiplying 36 arrivals and departures each week x 52 weeks x 97 percent completion.
(2) The subsidy rate for each arrival/departure ($623.85) multiplied by the number of scheduled subsidy-eligible flights per week (36).

                                                                      Appendix C
                                                                     Page 2 of 3


                                BIG SKY AIRLINES
                    ESSENTIAL AIR SERVICE TO BE PROVIDED AT
                         EPHRATA/MOSES LAKE, WASHINGTON




Effective Period:      December 1, 2001, through July 31, 2003

Service:               Eighteen nonstop round trips each week to Seattle

Aircraft:              Fairchild Metro III or Metro 23 aircraft (19 passenger
                       seats)

Timing of Flights:     Flights must be well timed and well spaced to ensure
                       full compensation

Subsidy Rate:          Per year - $895,986
                       Per arrival from or departure to Seattle - $493.38(1)


Weekly
Compensation Ceiling:       $17,761.68(2)















---------------------
(1) Annual compensation of $895,986, divided by the number of arrivals and departures estimated to be performed annually (1,816), calculated by multiplying 36 arrivals and departures each week x 52 weeks x 97 percent completion.

(2) The subsidy rate for each arrival/departure ($493.38) multiplied by the number of scheduled subsidy-eligible flights per week (36).

                                                                      Appendix C
                                                                     Page 3 of 3

NOTE
----

The carrier understands that it may forfeit its compensation for any flights that it does not operate in conformance with the terms and stipulations of the rate order, including the service plan outlined in the order and any other significant elements of the required service, without prior approval. The carrier understands that an aircraft take-off and landing at its scheduled destination constitutes a completed flight; absent an explanation supporting subsidy eligibility for a flight that has not been completed, such as certain weather cancellations, only completed flights are considered eligible for subsidy. In addition, if the carrier does not schedule or operate its flights in full conformance with this order for a significant period, it may jeopardize its entire subsidy claim for the period in question. If the carrier contemplates any such changes beyond the scope of the order during the applicable period of this rate, it must first notify the Office of Aviation Analysis in writing and receive written approval from the Department to be assured of full compensation. Should circumstances warrant, the Department may locate and select a replacement carrier to provide service on this route. The carrier must complete all flights that can be safely operated; flights that overfly points for lack of traffic will not be compensated. In determining whether subsidy payment for a deviating flight should be adjusted or disallowed, the Department will consider the extent to which the goals of the program are met and the extent of access to the national air transportation system provided to the community.

If the Department unilaterally, either partially or completely, terminates or reduces payments for service or changes service requirements at a specific location provided for under this order, then, at the end of the period for which the Department does make payments in the agreed amounts or at the agreed service levels, the carrier may cease to provide service to that specific location without regard to any requirement for notice of such cessation. Those adjustments in the levels of subsidy and/or service that are mutually agreed to in writing by the parties to the agreement do not constitute a total or partial reduction or cessation of payment.

Subsidy contracts are subject to, and incorporate by reference, relevant statutes and Department regulations, as they may be amended from time to time. However, any such statutes, regulations, or amendments thereto shall not operate to controvert the foregoing paragraph.